                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      United States Lime & Minerals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                   [UNITED STATES LIME & MINERALS, INC. LOGO]


                [UNITED STATES LIME & MINERALS, INC. LETTERHEAD]



March 24, 2000



Dear Shareholders:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders at 10:00 a.m. on Friday, April 28, 2000, at the Crowne Plaza Suites of Dallas, 7800 Alpha Road, Dallas, Texas, 75240. Please refer to the back of this letter for directions. The Meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet the Directors and Officers of the Company.


         Enclosed with this letter is a Notice of the Annual Meeting, Proxy Statement, and Proxy Card. I urge you to complete, sign, date, and mail the enclosed Proxy Card at your earliest convenience. Regardless of the size of your holdings, it is important that your shares be represented. If you attend the Meeting, you may withdraw your Proxy and vote in person.


         I look forward to meeting and speaking with you at the Annual Meeting on April 28, 2000.

                                         Sincerely,



                                         /s/ HERBERT G.A. WILSON
                                         Herbert G.A. Wilson
                                         President and Chief Executive Officer
Enclosures

                      UNITED STATES LIME & MINERALS, INC.

              Directions to the 2000 Annual Meeting of Shareholders

                    Friday, April 28, 2000, at 10:00 a.m. at:

                          CROWNE PLAZA SUITES OF DALLAS
                                 7800 ALPHA ROAD
                              DALLAS, TEXAS, 75240


DIRECTIONS FROM DALLAS-FT. WORTH AIRPORT:

     o Take the North exit from the airport

     o East on I-635 (Lyndon B Johnson Freeway)

     o Exit at Coit Road, turning North (left) onto Coit

     o Turn left at first intersection into Alpha Road

     o Hotel entrance is on the left before junction with Blossomheath Road

DIRECTIONS FROM DOWNTOWN DALLAS:

     o North on North Central Expressway (U.S. 75)

     o Exit at Coit Road (exit passes over U.S. 75 and joins Coit)

     o Continue North on Coit until you cross over the Lyndon B Johnson Freeway (I-635)

     o Turn left at first intersection into Alpha Road

     o Hotel entrance is on the left before junction with Blossomheath Road



                                      [MAP]

                       UNITED STATES LIME & MINERALS, INC.

                              13800 Montfort Drive
                                    Suite 330
                               Dallas, Texas 75240

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held On April 28, 2000


To the Shareholders of
         United States Lime & Minerals, Inc.:

         Notice is hereby given that the 2000 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), will be held on Friday, the 28th day of April, 2000, at 10:00 a.m., local time at the Crowne Plaza Suites of Dallas, 7800 Alpha Road, Dallas, Texas, 75240 (the "Annual Meeting"), for the following purposes:

         1. To elect seven directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.


         The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the office of the Company in Dallas, Texas.


         All shareholders are cordially invited to attend the Annual Meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a shareholder who has returned a Proxy Card attends the Annual Meeting in person, such shareholder may revoke the Proxy and vote in person on all matters submitted to the shareholders at the Annual Meeting.


                                  By Order of the Board of Directors,



                                  /s/ HERBERT G. A. WILSON
Dallas, Texas                     Herbert G.A. Wilson
March 24, 2000                    President and Chief Executive Officer

                   [UNITED STATES LIME & MINERALS, INC. LOGO]

                       UNITED STATES LIME & MINERALS, INC.
                              13800 MONTFORT DRIVE
                                    SUITE 330
                               DALLAS, TEXAS 75240

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 2000

                                  INTRODUCTION

         The accompanying proxy (the "Proxy Card"), mailed together with this proxy statement (the "Proxy Statement"), is solicited by and on behalf of the Board of Directors of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), for use at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice. The approximate date on which this Proxy Statement and Proxy Card were first sent to shareholders of the Company is March 24, 2000.

         Shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), represented by valid Proxies in the form enclosed, duly signed, dated, and returned to the Company and not revoked, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:

               FOR the election of the seven nominees named in the Proxy Card to the Board of Directors of the Company (the "Board of Directors" or the "Board").

         If any other matter is properly brought before the Annual Meeting for action at the Meeting, which is not currently anticipated, the Proxy holders will vote the Proxies in accordance with their best judgment in such matter.

         Any shareholder of the Company returning a Proxy Card has a right to revoke the Proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Herbert G.A. Wilson, President and Chief Executive Officer, United States Lime & Minerals, Inc., 13800 Montfort Drive, Suite 330, Dallas, Texas 75240; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only holders of record of Common Stock at the close of business on March 15, 2000, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. On the record date for the Annual Meeting, there were issued and outstanding 3,981,664 shares of Common Stock. At the Annual Meeting, each shareholder of record on March 15, 2000, will be entitled to one vote for each share of Common Stock registered in such shareholder's name on the record date.

         The following table sets forth information with respect to shareholders known to the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock:

Name and Address                                     Number of Shares                   Percent
of Beneficial Owner                                  Beneficially Owned                 of Class
-------------------                                  ------------------                 --------
Inberdon Enterprises Ltd. (1) (2)                           2,013,448                     50.57%
1020-789 West Pender Street
Vancouver, British Columbia
Canada  V6C 1H2


Legg Mason, Inc. (2)                                          377,999                      9.49%
100 Light Street
Baltimore, MD  21203

-------------------

(1) Inberdon Enterprises Ltd. ("Inberdon") is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George
         M. Doumet.

(2) In the case of Inberdon, based on the Company's records as of March 15, 2000. In the case of Legg Mason, Inc., based on a Schedule 13G received by the Company on February 25, 2000. According to the Legg Mason, Inc.
         Schedule 13G, its beneficial ownership is held by two subsidiaries as follows: Legg Mason Wood Walker, Inc., a registered broker-dealer with discretion, has shared voting and dispositive power over 375,199 shares (9.42%); and Brandywine Asset Management, Inc., a registered investment adviser with discretion, has shared voting and dispositive power over 2,800 shares (0.07%).

                              ELECTION OF DIRECTORS

         Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company.

         Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. The Company's Restated Articles of Incorporation prohibit cumulative voting for the election of directors. All duly submitted and unrevoked Proxies will be voted FOR the nominees selected by the Board of Directors except where authorization so to vote is withheld. Abstentions and broker non-votes are not counted in the election of directors.

         The Board of Directors recommends that all shareholders vote FOR the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as Proxy holders will have full discretion to vote for another person nominated by the Board.

         The Company has a standing Executive Committee, Audit Committee, and Compensation Committee, but does not have a standing nominating committee. During the fiscal year ended December 31, 1999, the Board of Directors held four meetings, the Audit Committee held three meetings, and the Compensation Committee held two meetings. The Executive Committee did not meet. During the fiscal year ended December 31, 1999, each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board and (b) the total number of meetings held by all committees of the Board on which he served.

         The seven nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:

    JOHN J. BROWN

         Mr. Brown, age 67, has served as a director of the Company since July 1993. Mr. Brown is a director and President of Pacific Opportunity Company Ltd., a financial consulting and merchant banking firm located in Vancouver, Canada. He is a director of several public and private firms. From 1990 to 1993, he served as a director and chief financial officer of an "LTL" transportation firm in Western Canada. From 1984 to 1990, Mr. Brown was an investment advisor with a Canadian brokerage firm. Mr. Brown is a Chartered Accountant and was a senior partner with the public auditing firm of Deloitte & Touche, Chartered Accountants, in Vancouver, Canada.

    TIMOTHY W. BYRNE

         Mr. Byrne, age 42, has served as a director of the Company since March 1991. Mr. Byrne is director and President of Rainmaker Interactive, Inc., an Internet services company focused on strategy, marketing, and technology. From August 1990 to January 1, 1999, Mr. Byrne was employed with the Company in various capacities. From December 1997 to December 31, 1998, Mr. Byrne served as President, Chief Executive Officer, and Chief Financial Officer of the Company; from December 1993 to December 1997, he served as Senior Vice President -- Finance and Administration and Chief Financial Officer; and from November 1990 to December 1993, he served as Vice President - Finance and Chief Financial Officer. From 1985 through 1989, Mr. Byrne was a partner in a Washington, D.C. consulting and accounting firm.

    RICHARD W. CARDIN

         Mr. Cardin, age 64, has served as a director of the Company since August 1998. In 1995, he retired from Arthur Andersen, LLP after 37 years, serving as an office managing partner for 26 of those years. Mr. Cardin also serves on the board of directors of Atmos Energy Corporation, a company engaged in selling and distributing natural gas, and CCA Prison Realty Trust, both of which are publicly owned companies listed on the New York Stock Exchange. He is also the Chairman of the Advisory Committee to the Dean of the College of Business at the University of Tennessee.

    ANTOINE M. DOUMET

         Mr. Doumet, age 40, has served as a director of the Company since July 1993 in the capacity of Vice Chairman. He is a private businessman and investor. From 1989 to 1995, he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to 1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

    WALLACE G. IRMSCHER

         Mr. Irmscher, age 77, has served as a director of the Company since July 1993. He was a senior executive with 44 years of diversified experience in the construction and construction materials industry. Since 1995, he has served as a director of N-Viro International Corporation, a company involved in the recycling of industrial waste. He also serves as a director of U.S. Concrete, Inc., a producer of construction materials. From 1993 to 1995, Mr. Irmscher was a director and officer of Newfoundland Resources & Mining Company Limited. Mr. Irmscher has performed consulting services for various companies in the cement, construction, and environmental industries.

    EDWARD A. ODISHAW

         Mr. Odishaw, age 64, has served as a director and Chairman of the Board of the Company since July 1993. Mr. Odishaw is Chairman and CEO of Austpro Energy Corporation, a public Canadian corporation engaged in the acquisition, construction, development and operation of energy related infrastructure assets, such as oil pipelines and independent power generating plants. Between 1964 and 1999, he practiced law in Saskatchewan and British Columbia, Canada, with emphasis on commercial law, corporate mergers, acquisitions, and finance. Between 1992 and 1999, Mr. Odishaw was a Barrister and Solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada. From 1972 to 1992, Mr. Odishaw was a Barrister and Solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and the Canadian Bar Association and is a non-practicing member of the Law Society of Saskatchewan.

    HERBERT G.A. WILSON

         Mr. Wilson, age 50, joined the Company on January 1, 1999 as President and Chief Executive Officer and was appointed a director on that date. From 1992 until December 1998, he was Chief Operating Officer, Executive Vice President, and a director of Global Stone Corporation, a North American public company in the lime and limestone industry, principally operating in the United States. From 1990 until 1992, he was a director of Federated Aggregates PLC, the vehicle used to form Global Stone. Prior to 1990, Mr. Wilson was managing director of ARC Pipes Ltd., a division of Hanson PLC.

                               EXECUTIVE OFFICERS
                           WHO ARE NOT ALSO DIRECTORS

    JOHNNEY G. BOWERS

         Mr. Bowers, age 53, joined the Company in June 1997 and has served as Vice President - Manufacturing since that date. He has over 25 years of engineering and operating experience. From May 1991 until he joined the Company, Mr. Bowers served as director of engineering with Chemical Lime Company. Prior to May 1991, Mr. Bowers held various senior process engineering and project manager positions in the mining and processing industry.

    BILLY R. HUGHES

         Mr. Hughes, age 61, joined the Company in June 1973 and has served as Senior Vice President - Sales & Marketing since December 1998. He has more than 25 years of experience in the lime and limestone industry. Mr. Hughes began his employment with the Company in 1973 as a salesperson for the Arkansas Lime plant. In 1978, he was promoted to sales manager for Arkansas Lime. In 1983, Mr. Hughes was appointed Vice President - Sales and Marketing for both Arkansas Lime and Texas Lime. Mr. Hughes is active in the National Lime Association, having served on its board of directors and executive committee for several years.

    RICHARD D. MURRAY

         Mr. Murray, age 59, joined the Company in May 1995 and has served as Vice President - Engineering since that date. He has more than 30 years of experience in various management and engineering positions. Prior to joining the Company, he was Vice President - Operations for Lone Star Industries, Inc., a U.S. cement manufacturer.

    LARRY T. OHMS

         Mr. Ohms, age 39, joined the Company in July 1994 as Corporate Controller. In February 2000, he was appointed Vice President - Finance and retains the positions of Corporate Controller and Secretary. In December 1998, he was named Corporate Controller and Treasurer and, in April 1999, he was appointed Company Secretary. From 1990 until July 1994, Mr. Ohms served as Vice President - Finance for My Alarm, Inc., a manufacturer and distributor of two-way voice home security systems. Prior to 1990, Mr. Ohms held positions as plant controller for publicly traded companies, including Flowers Baking Company and Weyerhauser Company.

                              CORPORATE GOVERNANCE

         The Company has adopted a policy for Corporate Governance which is broadly in line with the standards of the Nasdaq Stock Market, and commensurate with its size and stage of development.

         The Board consists of seven directors, six of whom are independent. The seventh is the Company's President and Chief Executive Officer. The Board meets at least four times each year, and more frequently as required, and is responsible for supervising the management of the business and affairs of the Company, including the development of major policy and strategy. Governance responsibilities are undertaken by the Board as a whole, with certain specific responsibilities delegated to three committees, as described below:

         o An Executive Committee composed of Messrs. Odishaw (Chairman), Doumet, and Wilson. Within the policy and strategic direction provided by the Board, the Executive Committee may exercise all of the powers of the Board, except those required by law to be exercised by the full Board, and is required to report to the Board on all matters considered and actions taken since the last meeting of the full Board.

         o A Compensation Committee composed of three outside directors, Messrs. Odishaw (Chairman), Doumet, and Byrne. This Committee deals with compensation for directors and senior executives.

         o An Audit Committee composed of three independent directors, Messrs. Brown (Chairman), Cardin, and Irmscher, two of whom are accounting professionals. The Audit Committee has responsibility for monitoring internal control systems, review of the annual and quarterly results of the Company, and recommendation of the financial statements to the Board. The Audit Committee also recommends the appointment of the independent auditors to audit the Company's financial statements, meets with the independent auditors and reviews the scope and results of their audit, reviews any issues regarding their independence, and reviews the fees charged by the independent auditors.

            SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS

         The table below sets forth the number of shares of Common Stock beneficially owned, as of March 15, 2000, by all directors and named executive officers of the Company individually and all directors and executive officers as a group:


                                         Common Stock Beneficially Owned (1)
                                     --------------------------------------------
      Name                           Number of Shares            Percent of Class
      ----                           ----------------------      ----------------
       John J. Brown                              -                       -
       Timothy W. Byrne                        38,320  (2)               (5)
       Richard W. Cardin                        2,000                    (5)
       Antoine M. Doumet                          -    (3)                -
       Wallace G. Irmscher                      8,000                    (5)
       Edward A. Odishaw                       10,900                    (5)
       Herbert G.A. Wilson                      5,500                    (5)
       Johnney G. Bowers                       12,493  (2) (4)           (5)
       Billy R. Hughes                         51,312  (2) (4)         1.29%
       Richard D. Murray                       23,498  (2) (4)           (5)

       All Directors
         and Executive Officers
         as a Group (11 persons)              155,665  (2) (4)         3.91%

------------------

(1) All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2) Includes 6,845, 493, 3,860, 498, and 642 shares allocated to Messrs. Byrne, Bowers, Hughes, Murray, and Ohms, respectively, under the Company's Employee Stock Ownership Plan ("ESOP"), which was merged with the Company's 401(k) profit-sharing plan effective July 31, 1999.

(3) The named individual is the brother of Mr. George M. Doumet, who indirectly owns all the outstanding shares of Inberdon.

(4) Includes the following shares subject to stock options exercisable within the next 60 days granted under the Company's 1992 Stock Option Plan (the "1992 Plan"): Mr. Bowers, 12,000; Mr. Hughes, 42,000; Mr. Murray, 23,000;
    and Mr. Ohms, 3,000.

(5) Less than 1%.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the President and Chief Executive Officer, and three other executive officers of the Company who earned salaries and bonuses in 1999 that exceeded $100,000:

                                                                    LONG-TERM
                                      ANNUAL COMPENSATION          COMPENSATION    ALL OTHER COMPENSATION
                                      -------------------          ------------    ----------------------
     NAME AND                                                      UNDERLYING
 PRINCIPAL POSITION           YEAR     SALARY       BONUS          OPTIONS (#)       401(k)        ESOP
 -------------------          ----     ------       -----          -----------       ------        ----
                                                     (1)               (2)            (4)          (5)
Herbert G.A. Wilson (6)       1999    $220,000        -               20,000(3)      $1,496         -
   President and Chief        1998        -           -                 -              -            -
      Executive Officer       1997        -           -                 -              -            -

Johnney G. Bowers (7)         1999    $138,500      $4,000            10,000(3)      $2,880       $2,393
   Vice President -           1998    $139,920      $8,000            12,000         $2,798       $1,363
      Manufacturing           1997        -           -                 -              -            -

Billy R. Hughes (7)           1999    $150,000      $8,000            10,000(3)      $3,120       $3,018
   Senior Vice President -    1998    $149,942     $10,000            12,000         $2,999       $2,095
      Sales and Marketing     1997        -           -                 -              -            -

Richard D. Murray (7)         1999    $105,000      $5,000            10,000(3)      $2,182       $1,784
   Vice President -           1998    $ 96,918      $5,000             3,000         $1,938         $972
      Engineering             1997        -           -                 -              -            -

-------------------------

(1) Bonuses, based on the Company's performance, were accrued in the previous year and paid in the year shown.

(2) Options granted pursuant to the 1992 Plan.

(3) Options granted in 1999 have an exercise price of $8.00.

(4) Company contribution to defined contribution plan.

(5) ESOP share allocation, valued at year-end market price of the Common Stock.

(6) Mr. Wilson was elected President and Chief Executive Officer effective January 1, 1999.

(7) Named individuals were first elected as executive officers during 1998.

       AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

         The following table sets forth information with respect to stock options exercised by the named executive officers during 1999 and the number and value of unexercised options held by such executive officers at year end:

                           Shares         Value            Number of Securities            Value of Unexercised
                         Acquired on     Realized     Underlying Unexercised Options       In-the-Money Options
         Name           Exercise (#)       ($)                at Year-End (#)                 at Year-End ($)
----------------------- -------------- -------------  ------------------------------    ----------------------------
                                                       Exercisable    Unexercisable     Exercisable    Unexercisable
                                                       -----------    -------------     -----------    -------------
Herbert G.A. Wilson           -             -               -              20,000            -             -
Johnney G. Bowers             -             -            12,000            10,000            -             -
Billy R. Hughes               -             -            42,000            10,000          22,500          -
Richard D. Murray             -             -            23,000            10,000            -             -

                 EXECUTIVE EMPLOYMENT AND TERMINATION AGREEMENTS

         The Company has employment agreements with Messrs. Wilson, Bowers, and Hughes. Such employment agreements are designed to ensure that the Company will be able to attract, motivate, and retain highly qualified talent, which is critical to both the short- and long-term success of the Company.

         The agreements provide for a base salary to be reviewed annually. In addition to the base salary, the agreements provide for a bonus (to be determined by the Compensation Committee of the Board of Directors), use of a Company car, reimbursement of business expenses, and participation in the Company's 401(k) profit-sharing plan. Participation in the Company's ESOP ceased on July 31, 1999 when the ESOP was merged with the 401(k) profit-sharing plan. In case of termination of employment, Mr. Wilson would receive a severance payment equal to one-year's compensation if the Company elects to terminate Mr. Wilson without cause, and a severance payment of up to two-years' compensation in the event of a change of control. In the case of Mr. Bowers, the severance payment would be six months' compensation. Mr. Hughes does not have a severance arrangement, but is generally entitled to one-year's notice before termination. Mr. Wilson's and Mr. Hughes' agreements contain certain post-termination covenants not to compete. Mr. Wilson's agreement is for a stated five-year period. Mr. Bower's and Mr. Hughes' agreements have no expiration dates. Mr. Wilson's agreement also provides that the Company will use its best efforts to ensure that Mr. Wilson is elected as a director of the Company for as long as he serves as Chief Executive Officer.

                   COMPENSATION OF DIRECTORS AND OTHER MATTERS

         Directors who are not employees of the Company, other than the Chairman of the Board of Directors, are paid an annual retainer of $11,000 plus $600 per day on Company business. The Chairman of the Board is paid an annual retainer of $40,000 plus $800 per day on Company business.

         Following his resignation, effective January 1, 1999, as President and Chief Executive Officer of the Company, Mr. Byrne continued as an employee of the Company at the same daily rate and benefits that he was receiving at the time of his resignation, in order to assist the Company in completing the renegotiation of its bank financing that closed in April 1999. Between January 1, 1999 and April 30, 1999, the Company paid Mr. Byrne $43,533 in salary and contributed $1,016 to his 401(k) plan account.

                      REPORT OF THE COMPENSATION COMMITTEE

TO:      The Shareholders of United States Lime & Minerals, Inc.

         As members of the Compensation Committee of the Board of Directors (the "Committee"), we have the responsibility for administering the executive compensation program of the Company. The Compensation Committee reviews and makes recommendations to the full Board of Directors regarding the base salaries and annual incentive compensation for executive officers, and administers the Company's 1992 Stock Option Plan (the "1992 Plan"). The Compensation Committee was composed of Messrs. Odishaw (Chairman), Doumet, and Irmscher until April 30, 1999 on which date Mr. Byrne replaced Mr. Irmscher.

                              COMPENSATION POLICIES

         The principal executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and its shareholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board:

         Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of the shareholders of the Company. This variable part of annual compensation should reflect both individual and corporate performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk, and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. Stock options provide executives long-term incentive and help align the interests of executives and shareholders in the enhancement of shareholder value.

         As discussed elsewhere in this Proxy Statement, the Company has entered into employment agreements with Messrs. Wilson, Bowers, and Hughes. These agreements provide for an annual base salary, bonus, the use of a Company car, reimbursement of business expenses, participation in the 401(k) profit-sharing plan, and severance arrangements. The Committee has determined that such agreements are appropriate means to achieve the Company's overall compensation policies.

                                1999 COMPENSATION

         The Company's executive compensation packages have three separate elements consisting of base salary, annual incentive compensation, and long-term incentive compensation. The compensation packages of Mr. Wilson and the other executive officers are designed to be competitive within the industry and to provide incentives for both short- and long-term performance in line with the financial interests of the shareholders.

BASE SALARIES. The Committee determined levels of the executive officers' base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The amount of each executive's annual increase in base salary, if any, will be based on a number of largely subjective factors, including the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual's overall mix between fixed and variable compensation and between cash and stock-based compensation. Mr. Wilson, who joined the Company on January 1, 1999, did not receive a salary increase in 1999. Salary increases for the other executive officers averaged 2.5% in 1999.

ANNUAL INCENTIVE COMPENSATION. Each of the Company's executive officers is eligible to receive annual cash bonus awards based on determinations made by the Committee. The Company has not adopted a formal annual bonus plan. Rather, the determination to pay a cash bonus, if any, is based on the Committee's subjective judgment with respect to the past performance of the individual, or on the individual's attainment of objective performance goals set by the Committee. In either such case, the bonus may be based on the specific accomplishments of the individual, or on the overall success of the Company. Bonuses of $4,000, $8,000, and $5,000 were awarded in respect of performance in 1998, and paid in 1999, to Messrs. Bowers, Hughes, and Murray, respectively. No bonus was awarded to Mr. Wilson.

LONG-TERM INCENTIVE COMPENSATION. The Committee also administers the 1992 Plan to provide long-term incentives to its key employees, including executive officers. Grants are based on each individual's position within the Company, level of responsibility, past performance, and expectation of future performance. At the annual meeting of shareholders held on April 30, 1999, an increase in Common Stock for which options may be granted under the 1992 Plan of 100,000 shares was approved by shareholders. At the same time, a limit of 70,000 shares per person on options granted under the 1992 Plan was also imposed. In 1999, options for 20,000 shares were granted to Mr. Wilson, and options for an aggregate of 45,000 additional shares were granted to the other executive officers. At the end of 1999, Messrs. Wilson, Bowers, Hughes, Murray, and Ohms held options to purchase 20,000, 22,000, 52,000, 33,000, and 18,000 shares, respectively.

         Internal Revenue Code of 1986 ("Code") Section 162(m) generally limits the corporate income tax deduction for compensation paid to certain named executive officers to $1 million per year, except for certain qualified and performance-based compensation. The Committee had not seen any need to adopt a policy with regard to qualifying bonus awards for tax deductibility under Code
Section 162(m), since Company cash compensation is well below the level at which this tax limitation would apply, and most of the Company's stock options granted previously were not subject to the limitation. Options granted in 1999 and thereafter under the 1992 Plan, as amended and restated in 1999, are intended to constitute performance-based compensation not subject to the Code Section 162(m) limitation.

         This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference. This report shall not otherwise be deemed to be filed under such Acts.

                                             COMPENSATION COMMITTEE



                                             Edward A. Odishaw, Chairman
                                             Antoine M. Doumet
                                             Timothy W. Byrne

                                PERFORMANCE GRAPH


         The graph below compares the cumulative five-year total shareholders' return on the Company's Common Stock with the cumulative total return on the Nasdaq Market Index and a peer group consisting of Florida Rock Industries, Lafarge Corporation, Martin Marietta Materials, Inc., Oglebay Norton Company, and Puerto Rican Cement Company, Inc. The Company has added additional corporations to its peer group as a result of the acquisition of Global Industrial Technologies in 1999, and to reflect a group of companies either whose lime and limestone interests are significant, or whose market capitalization is more comparable to that of the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1994, and that all dividends have been reinvested.


           COMPARISON OF CUMULATIVE 5-YEAR TOTAL SHAREHOLDERS' RETURN
                   AMONG UNITED STATES LIME & MINERALS, INC.
                       NASDAQ MARKET INDEX AND PEER GROUP



                                     [GRAPH]


                   ASSUMES $100 INVESTED ON DECEMBER 31, 1994

                      FISCAL YEAR ENDING DECEMBER 31, 1999

--------------------------------------------------------------------------------------------------------------------
                                 12/31/94      12/31/95      12/31/96      12/31/97       12/31/98      12/31/99
 U.S. LIME & MINERALS, INC.        $100        $147.39        148.89        127.15         126.66        123.91
 NASDAQ MARKET INDEX               $100        $129.71        161.18        197.16         278.08        490.46
 PEER GROUP                        $100        $112.41        125.61        194.05         277.91        204.28
--------------------------------------------------------------------------------------------------------------------

                              INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP (a limited liability partnership) audited the financial statements of the Company for the fiscal year ended December 31, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will be given the opportunity to make a statement at the Meeting if they so desire.

         Ratification of independent auditors by the shareholders is not required by Texas law or the Restated Articles of Incorporation or Bylaws of the Company.

         The Company has been informed that Ernst & Young LLP are independent with respect to the Company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

                                  OTHER MATTERS

         The Board does not intend to present any other matters at the Annual Meeting and knows of no other matters that will be presented. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy Card intend to vote thereon in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals submitted to the Company under Securities and Exchange Commission ("SEC") Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders must be received by the Company at its office in Dallas, Texas, addressed to Herbert G.A. Wilson, President and Chief Executive Officer of the Company, not later than November 24, 2000. Such Rule 14a-8 shareholder proposals must comply with SEC rules.

         The Company must receive notice of other matters, including non-Rule 14a-8 shareholder proposals, that shareholders may wish to raise at the 2001 Annual Meeting of Shareholders by February 7, 2001. If the Company does not receive timely notice of such other matters, the Proxy holders for such meeting will retain general discretionary authority to vote on such matters under SEC rules. Such notices should be addressed to Herbert G.A. Wilson, President and Chief Executive Officer of the Company.

         The costs of solicitation of Proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone, and/or telegraph by officers and regular employees of the Company who will receive no additional compensation therefor. The Company may specifically engage a firm to aid in the solicitation of Proxies, for which services the Company would anticipate paying a standard reasonable fee plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners.


                                UNITED STATES LIME & MINERALS, INC.



                                /s/ HERBERT G. A. WILSON
Dallas, Texas                   HERBERT G.A. WILSON
March 24, 2000                  President and Chief Executive Officer

                      UNITED STATES LIME & MINERALS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P         The undersigned hereby appoints Edward A. Odishaw and Herbert G.A.
     Wilson, and either of them, Proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below,
R all shares of Common Stock of UNITED STATES LIME & MINERALS, INC. standing in the name of the undersigned on March 15, 2000, at the Annual Meeting of Shareholders to be held on April 28, 2000, at the Crowne Plaza Suites of
O Dallas, 7800 Alpha Road, Dallas, Texas 75240, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the Notice of the Meeting dated March 24, 2000, and
X the Proxy Statement accompanying the same, the receipt of which is hereby acknowledged.

Y         YOU ARE ENCOURAGED TO RECORD YOUR VOTE ON THE FOLLOWING ITEMS OF
     BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING, BUT YOU NEED NOT MARK ANY OVAL IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. The Proxies cannot vote your shares unless you sign, date, and return this card. Remember, you can revoke this Proxy and vote in person by attending the Annual Meeting.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------




5078-UNITED STATES LIME & MINERALS, INC.

                      UNITED STATES LIME & MINERALS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

[                                                                          ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN THE ELECTION OF DIRECTORS.

1. ELECTION OF DIRECTORS -                        For  Withhold  For All
   Nominees: 01-J.J. Brown, 02-T.W. Byrne,        All     All    Except
             03-R.W. Cardin, 04-A.M. Doumet,     [   ]   [   ]    [   ]
             05-W.G. Irmscher, 06-E.A. Odishaw,
             07-H.G.A. Wilson                                                   In their discretion, the Proxies are authorized to
                                                                                vote upon such other business as may properly be
                                                                                brought before the Annual Meeting or any
------------------------------------------------                                adjournment thereof.
(Except nominee(s) written above.)


                                                                                THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE
                                                                                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND OF
                                                                                THE PROXY STATEMENT.


                                                                                                          Dated: ____________, 2000


                                                                                Signature(s) ______________________________________


                                                                                ___________________________________________________
                                                                                Please sign exactly as name appears. Joint owners
                                                                                should each sign personally. Where applicable,
                                                                                indicate your official position or representative
                                                                                capacity.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     - FOLD AND DETACH HERE -

                                                      YOUR VOTE IS IMPORTANT!

                                   PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY
                                                   IN THE ACCOMPANYING ENVELOPE.









5078-UNITED STATES LIME & MINERALS, INC.